Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS SECOND QUARTER RESULTS
• Negotiating or Under Contract to Sell Five Hotels for $120 million
IRVING, Texas…August 1, 2013 - FelCor Lodging Trust Incorporated (NYSE: FCH), today reported operating results for the second quarter ended June 30, 2013.
Highlights:

•	Adjusted FFO per share improved to $0.21.

•	Total revenue for comparable hotels (same-store hotels excluding eight recently rebranded Wyndham hotels) increased 6.3%.

•	RevPAR for comparable hotels increased 5.7%.

•	Adjusted EBITDA was $64.6 million.

•	Net loss per share was $0.23.

•	Sold two hotels since the first quarter.

•	Entered into contracts to sell three hotels (one with a non-refundable deposit) and are negotiating to sell two others.
Commenting on operating results, Richard A. Smith, President and Chief Executive Officer of FelCor, said, “Our high quality, diverse portfolio produced strong results during the second quarter, building on our momentum for the year. As the U.S. economy continues to improve, and demand for hotel rooms outpaces new supply, our industry should experience solid growth. Our portfolio is well-positioned to take advantage of this trend and outperformed the industry in the second quarter, as RevPAR at our comparable hotels increased 5.7%. Furthermore, FelCor is the only hotel REIT which has outperformed the upper-upscale segment over the past five years.”
Mr. Smith added, “We continue to make substantial progress transforming FelCor and repositioning the company, to provide sustainable and growing stockholder value. We have sold 21 hotels and are currently marketing nine, three of which are under contract and two of which have contracts under negotiations. We continue to strengthen our balance sheet through asset sales and EBITDA growth. As a result, we have created greater financial flexibility, which will continue to improve as our leverage decreases.”

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Summary of Second Quarter Hotel Results:

	Second Quarter
	2013	2012	Change
Comparable hotels (55)
RevPAR	$116.12	$109.88	5.7%
Total hotel revenue, in millions	$219.1	$206.1	6.3%
Hotel EBITDA, in millions	$61.7	$57.0	8.3%
Hotel EBITDA margin	28.2%	27.6%	52	bps

Wyndham Hotels (8)
RevPAR	$105.95	$127.67	(17.0)%
Total hotel revenue, in millions	$28.9	$34.0	(14.9)%
Hotel EBITDA, in millions	$11.2	$12.8	(12.2)%
Hotel EBITDA margin	38.7%	37.5%	128	bps

Same-store hotels (63)
RevPAR	$114.72	$112.34	2.1%
Total hotel revenue, in millions	$248.0	$240.1	3.3%
Hotel EBITDA, in millions	$72.9	$69.7	4.5%
Hotel EBITDA margin	29.4%	29.0%	35	bps

RevPAR for our 37 comparable core hotels (45 core hotels excluding the eight Wyndham hotels)increased 5.7% compared to the same period in 2012, while RevPAR for our 18 non-strategic hotels increased 5.2% compared to the same period in 2012.

RevPAR for our 55 comparable hotels (37 comparable core hotels plus 18 non-strategic hotels) was $116.12, a 5.7% increase compared to the same period in 2012. The increase reflects a 3.7% increase in ADR to $149.38 and a 1.9% increase in occupancy to 77.7%.

We believe comparable hotels (which excludes the eight Wyndham hotels) is the most appropriate measure on which to assess the operating performance of our portfolio. The eight Wyndham hotels were rebranded from Holiday Inn to Wyndham and transitioned management on March 1, 2013. RevPAR for the eight hotels declined 17.0% for the second quarter compared to the same period in 2012. This decline reflects the impact of changing brands and management companies, including related renovations. Furthermore, Wyndham Worldwide Corporation is providing a guarantee which ensures minimum annual NOI for the eight hotels. We have recorded a $2.7 million pro rata portion of the projected 2013 guarantee through June 30, 2013 as a reduction of Wyndham’s contractual management and other fees. This is reflected in Hotel EBITDA and Hotel EBITDA margin. In addition, our outlook assumes the minimum EBITDA amount for the Wyndham hotels based on the annual guarantee. However, we expect the performance of our Wyndham portfolio to improve meaningfully throughout the year, as the transitional disruption subsides.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

For the 55 comparable hotels, total revenue increased 6.3% compared to the same period in 2012; Hotel EBITDA was $61.7 million, 8.3% higher than the same period in 2012; and Hotel EBITDA margin was 28.2% during the quarter, a 52 basis point increase from the same period in 2012.

RevPAR for our 63 same-store hotels (55 comparable hotels plus the eight Wyndham hotels) was $114.72, a 2.1% increase compared to the same period in 2012. The increase reflects a 2.5% increase in ADR to $149.31 offset by a 30 basis point decrease in occupancy to 76.8%.

See page 15 for hotel portfolio composition and pages 16 and 22 for more detail on hotel portfolio operating data.

Summary of Second Quarter Operating Results:

	Second Quarter
$ in millions, except for per share information	2013	2012	Change
Same-store Adjusted EBITDA	$63.2	$60.5	4.5%
Adjusted EBITDA	$64.6	$66.2	(2.4)%
Adjusted FFO per share	$0.21	$0.18	$0.03
Net income (loss) per share	$(0.23)	$0.02	$(0.25)

Same-store Adjusted EBITDA was $63.2 million compared to $60.5 million for the same period in 2012. Adjusted EBITDA (which includes Adjusted EBITDA for sold hotels prior to sale) was $64.6 million compared to $66.2 million for the same period in 2012.
Adjusted FFO was $26.1 million, or $0.21 per share, compared to $0.18 per share in 2012. Net loss attributable to common stockholders was $28.4 million, or $0.23 per share, for the quarter, compared to net income of $2.2 million, or $0.02 per share, for the same period in 2012. Net loss for the second quarter of 2013 included a $7.3 million net gain on asset sales and a $27.7 million impairment charge. Net income in the second quarter of 2012 included a $16.7 million net gain on asset sales and a $1.3 million impairment charge.

Year-to-Date Operating Results:

RevPAR for 55 comparable hotels was $109.41, a 6.6% increase compared to the same period in 2012. The increase reflects a 4.3% increase in ADR to $147.61 and a 2.2% increase in occupancy to 74.1%. Total revenue for the 55 comparable hotels increased 7.1% from the same period in 2012. RevPAR for our 37 comparable core hotels increased 7.6%, while RevPAR for our 18 non-strategic hotels increased 3.2%.
Same-store Adjusted EBITDA was $100.1 million compared to $92.9 million, for the same period in 2012. Hotel EBITDA margin was 25.8%, a 36 basis point increase from the same period in 2012. Adjusted EBITDA was $102.2 million compared to $107.6 million for the same period in 2012.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Adjusted FFO was $25.3 million, or $0.20 per share, for the six months ended June 30, 2013, compared to $0.16 per share for the same period in 2012. Net loss attributable to common stockholders was $64.2 million, or $0.52 per share, for the six months ended June 30, 2013, compared to a net loss of $36.0 million, or $0.29 per share, for the same period in 2012. Net loss for the six months ended June 30, 2013 included a $7.3 million net gain on asset sales and a $27.7 million impairment charge for the current period. Net loss for the same period in 2012 included a $16.7 million net gain on asset sales and a $1.3 million impairment charge.

EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 18 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Portfolio Repositioning:
During the second quarter, we sold the 160-room Holiday Inn - Santa Barbara/Goleta for $24.0 million. On July 18, we sold the 278-room Sheraton Suites Galleria - Atlanta for $21.0 million. The hotels’ operating performance is included in discontinued operations for the second quarter and year-to-date.
On July 30, we received a non-refundable deposit pursuant to an agreement to sell the 244-room DoubleTree Hotel in Wilmington for $27.7 million. We expect to close the sale in August.
To date, we have sold 21 of 39 non-strategic hotels as part of our portfolio repositioning plan. We are currently marketing nine non-strategic hotels, of which we have agreed to sell three, including the DoubleTree in Wilmington, and are negotiating to sell two others. We will use the sale proceeds to repay debt and reduce leverage. The other nine non-strategic hotels are owned by joint ventures, and we continue to advance toward agreements with our partners to facilitate marketing those properties.
Capital Expenditures:
Capital expenditures at our operating hotels (including our pro rata share of joint ventures) were $24.0 million during the quarter (including approximately $10.3 million for redevelopment projects and repositioning our Wyndham hotels).
During 2013, we anticipate investing approximately $65 million on capital improvements and renovations, concentrated mostly at seven hotels, as part of our 20-year capital plan. In addition, we anticipate investing approximately $40 million on redevelopment projects (excluding the Knickerbocker) and repositioning our Wyndham hotels. Please see page 12 of this release for more detail on renovations.
Through June 30, 2013, we have spent $49.4 million, in addition to the initial acquisition cost, to redevelop the 4+ star Knickerbocker Hotel. The project remains on budget and is scheduled to open in early 2014.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Balance Sheet:
At June 30, 2013, we had $1.7 billion of consolidated debt bearing a 6.3% weighted-average interest rate (approximately 150 basis points below last year) and a seven-year weighted-average maturity. We had $66.2 million of cash and cash equivalents at June 30, 2013. In addition, we had $77.9 million of restricted cash, of which $64.9 million secures our Knickerbocker construction loan.
Outlook:
We updated our 2013 outlook to reflect second quarter results and revised timing of asset sales. Our 2013 outlook reflects selling the remaining nine hotels currently on the market. We assume the sale of three hotels, currently under contract, in August. The low-end of our outlook assumes that we sell the remaining hotels at the end of the third quarter, and the high-end of our outlook assumes that we sell the remaining hotels at the end of 2013. Our outlook also assumes the minimum EBITDA amount for the Wyndham hotels based on the annual NOI guarantee.
During 2013, we anticipate:

•	Comparable RevPAR will increase between 6.0%-6.75%;

•	Adjusted EBITDA will be between $197.0 million and $203.5 million;

•	Adjusted FFO per share will be between $0.36 and $0.41;

•	Net loss attributable to FelCor will be between $76.5 million and $72.5 million; and

•	Interest expense, including pro rata share from joint ventures, will be between $106.5 million and $107.0 million.
The following table reconciles our 2013 Adjusted EBITDA to Same-store Adjusted EBITDA outlook (in millions):

	Low	High
Previous Adjusted EBITDA Outlook (65 hotels)	$204.0	$208.5
EBITDA of two sold hotels from closing to December 31	(2.5)	(2.5)
Change in operations	0.5	(0.5)
Adjusted EBITDA Outlook (63 hotels)	$202.0	$205.5

EBITDA of nine non-strategic hotels from closing to December 31(a)	(5.0)	(2.0)
Adjusted EBITDA Outlook (54 hotels)	$197.0	$203.5
Discontinued Operations(b)	(19.0)	(22.0)
Same-store Adjusted EBITDA (54 hotels)	$178.0	$181.5

(a)	EBITDA that would have been recognized with respect to nine hotels assumed to be sold during 2013 from the dates of sale through December 31, 2013.

(b)
EBITDA from two hotels sold in 2013 from January 1, 2013 through the dates of sale and EBITDA that is forecasted to be generated by nine additional hotels assumed to be sold during 2013 from January 1, 2013 through the dates of sale.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

About FelCor:
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its 64 hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our second quarter earnings Conference Call on Thursday, August 1, 2013 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three and six months ended June 30, 2013.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Hotel operating revenue:
Room	$191,982	$186,906	$359,293	$345,656
Food and beverage	43,397	38,632	81,367	72,974
Other operating departments	12,598	14,595	23,982	25,591
Other revenue	1,050	956	1,449	1,231
Total revenues	249,027	241,089	466,091	445,452
Expenses:
Hotel departmental expenses:
Room	49,363	47,694	96,091	91,853
Food and beverage	32,610	29,799	63,655	57,732
Other operating departments	6,038	5,843	11,470	11,240
Other property-related costs	62,650	60,699	124,648	120,059
Management and franchise fees	9,315	11,254	18,845	20,898
Taxes, insurance and lease expense	25,245	24,423	47,754	45,990
Corporate expenses	6,694	6,167	14,526	14,379
Depreciation and amortization	31,132	29,773	62,146	59,310
Impairment loss	27,706	—	27,706	—
Conversion expenses	587	—	1,215	—
Other expenses	3,916	800	4,737	1,763
Total operating expenses	255,256	216,452	472,793	423,224
Operating income (loss)	(6,229)	24,637	(6,702)	22,228
Interest expense, net	(26,574)	(30,933)	(53,057)	(61,328)
Debt extinguishment	—	(137)	—	(144)
Loss before equity in income from unconsolidated entities	(32,803)	(6,433)	(59,759)	(39,244)
Equity in income from unconsolidated entities	1,905	1,362	1,994	1,138
Loss from continuing operations	(30,898)	(5,071)	(57,765)	(38,106)
Income from discontinued operations	8,103	17,099	8,365	21,273
Net income (loss)	(22,795)	12,028	(49,400)	(16,833)
Net loss (income) attributable to noncontrolling interests in other partnerships	3,972	(148)	4,212	54
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	140	(11)	320	185
Net income (loss) attributable to FelCor	(18,683)	11,869	(44,868)	(16,594)
Preferred dividends	(9,678)	(9,678)	(19,356)	(19,356)
Net income (loss) attributable to FelCor common stockholders	$(28,361)	$2,191	$(64,224)	$(35,950)
Basic and diluted per common share data:
Loss from continuing operations	$(0.29)	$(0.12)	$(0.59)	$(0.46)
Net income (loss)	$(0.23)	$0.02	$(0.52)	$(0.29)
Basic and diluted weighted average common shares outstanding	123,814	123,638	123,814	123,651

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2013	2012
Assets
Investment in hotels, net of accumulated depreciation of $945,192 and $929,298 at June 30, 2013 and December 31, 2012, respectively	$1,718,269	$1,794,564
Hotel development	170,084	146,079
Investment in unconsolidated entities	52,751	55,082
Hotel held for sale	19,252	—
Cash and cash equivalents	66,235	45,745
Restricted cash	77,881	77,927
Accounts receivable, net of allowance for doubtful accounts of $212 and $469 at June 30, 2013 and December 31, 2012, respectively	41,029	25,383
Deferred expenses, net of accumulated amortization of $17,052 and $13,820 at June 30, 2013 and December 31, 2012, respectively	32,543	34,262
Other assets	31,123	23,391
Total assets	$2,209,167	$2,202,433
Liabilities and Equity
Debt, net of discount of $7,606 and $10,318 at June 30, 2013 and December 31, 2012, respectively	$1,691,946	$1,630,525
Distributions payable	8,545	8,545
Accrued expenses and other liabilities	149,868	138,442
Total liabilities	1,850,359	1,777,512
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 621 units issued and outstanding at June 30, 2013 and December 31, 2012	3,672	2,902
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at June 30, 2013 and December 31, 2012	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at June 30, 2013 and December 31, 2012	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,122 and 124,117 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	1,241	1,241
Additional paid-in capital	2,354,659	2,353,581
Accumulated other comprehensive income	25,120	26,039
Accumulated deficit	(2,529,192)	(2,464,968)
Total FelCor stockholders’ equity	330,602	394,667
Noncontrolling interests in other partnerships	24,534	27,352
Total equity	355,136	422,019
Total liabilities and equity	$2,209,167	$2,202,433

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	June 30, 2013	December 31, 2012
Line of credit	9	L + 3.375	June 2016(a)	$117,000	$56,000
Hotel mortgage debt
Mortgage debt(b)	5	6.66	June - August 2014	64,396	65,431
Mortgage debt	1	5.81	July 2016	10,157	10,405
Mortgage debt(b)	4	4.95	October 2022	127,289	128,066
Mortgage debt	1	4.94	October 2022	31,945	32,176
Senior notes
Senior secured notes	11	10.00	October 2014	226,298	223,586
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	10	5.625	March 2023	525,000	525,000
Other(c)	—	L + 1.25	May 2016	64,861	64,861
Total	47			$1,691,946	$1,630,525

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a different hotel.

(c)
This loan is related to our Knickerbocker redevelopment project and is fully secured by restricted cash and a mortgage. Because we were able to assume an existing loan when we purchased this hotel, we were not required to pay any local mortgage recording tax. This loan, which allows us to borrow up to $85 million, can be extended for one year subject to satisfying certain conditions.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	June 30, 2013
Debt	Balance	Encumbered Hotels
Line of credit	$117
Charleston Mills House - WYN, Charlotte SouthPark - DT, Dana Point - DT, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

CMBS debt(a)	$64	Atlanta Airport - ES, Austin - DTGS, BWI Airport - ES, Orlando Airport - HI and Phoenix Biltmore - ES
CMBS debt	$10	Indianapolis North - ES
CMBS debt(a)	$127	Birmingham - ES, Ft. Lauderdale - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt	$32	Deerfield Beach - ES
Senior secured notes (10.00%)	$226
Atlanta Airport - SH, Boston Beacon Hill - WYN, Myrtle Beach Resort - ES, Nashville Opryland - Airport - HI, New Orleans French Quarter - WYN, Orlando Walt Disney World® - DT, San Diego Bayside - WYN, San Francisco Waterfront - ES, San Francisco Fisherman’s Wharf - HI, San Francisco Union Square - MAR and Toronto Airport - HI

Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, LAX South - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Baton Rouge - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

(a)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a different hotel.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Capital Expenditures
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Improvements and additions to majority-owned hotels	$23,681	$31,964	$47,023	$73,349
Partners’ pro rata share of additions to consolidated joint venture hotels	(151)	(270)	(308)	(630)
Pro rata share of additions to unconsolidated hotels	465	803	802	1,365
Total additions to hotels(a)	$23,995	$32,497	$47,517	$74,084

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation or Redevelopment During 2013

Renovations	Primary Areas	Start Date	End Date
Myrtle Beach Resort-HIL	guestrooms	Oct-2012	Mar-2013
Napa Valley-ES	public areas(a)	Nov-2012	Mar-2013
Mandalay Beach-ES	public areas, meeting rooms, F&B(b)	Jan-2013	May-2013
San Francisco Waterfront-ES	public areas	Feb-2013	May-2013
Santa Monica Beach - at the Pier-WYN	guestrooms, corridors, public areas	May-2013	Aug-2013
Ft. Lauderdale-ES	public areas	Aug-2013	Oct-2013
Orlando - Walt Disney World Resort-DT	guestrooms, corridors(c)	May-2013	Nov-2013
LAX South - ES	public areas, corridors(d)	Sep-2013	Dec-2013
Houston Medical Center-WYN	guestrooms, corridors, public areas	Jul-2013	Dec-2013
Philadelphia - Historic District-WYN	guestrooms, corridors, public areas	Aug-2013	Jan-2014
Charleston Mills House-WYN	guestrooms, corridors, public areas	Aug-2013	Jan-2014
Redevelopments
Morgans	guestroom addition, public areas, fitness center, re-concept F&B	Feb-2012	Aug-2013

(a)	Guestroom renovations were completed in April 2012.

(b)	Guestroom renovations were completed in May 2012.

(c)	Public area renovations were completed in June 2012.

(d)	Guest room renovations were completed in February 2013.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Supplemental Financial Data
(in thousands, except per share data)

	June 30,	December 31,
Total Enterprise Value	2013	2012
Common shares outstanding	124,122	124,117
Units outstanding	621	621
Combined shares and units outstanding	124,743	124,738
Common stock price	$5.91	$4.67
Market capitalization	$737,231	$582,526
Series A preferred stock(a)	309,362	309,362
Series C preferred stock(a)	169,412	169,412
Consolidated debt(b)	1,691,946	1,630,525
Noncontrolling interests of consolidated debt	(2,765)	(2,810)
Pro rata share of unconsolidated debt	73,690	74,198
Hotel development	(170,084)	(146,079)
Cash, cash equivalents and restricted cash(b)	(144,116)	(123,672)
Total enterprise value (TEV)	$2,664,676	$2,493,462

(a)	Book value based on issue price.

(b)	Restricted cash includes $64.9 million of cash fully securing $64.9 million of debt that was assumed when we purchased the Knickerbocker.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Discontinued Operations
(in thousands)
Discontinued operations primarily include the results of operations for one hotel designated as held for sale at June 30, 2013, one hotel sold in 2013 and ten hotels sold in 2012. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Operating revenue	$3,688	$23,804	$7,313	$55,247
Operating expenses	(2,844)	(21,511)	(6,207)	(47,413)
Operating income	844	2,293	1,106	7,834
Interest expense, net	—	(1,245)	—	(2,612)
Debt extinguishment	—	(668)	—	(668)
Gain on sale, net	7,259	16,719	7,259	16,719
Income from discontinued operations	8,103	17,099	8,365	21,273
Depreciation and amortization	491	2,015	1,049	5,471
Interest expense	—	1,245	—	2,612
EBITDA from discontinued operations	8,594	20,359	9,414	29,356
Impairment loss	—	1,335	—	1,335
Debt extinguishment	—	668	—	668
Gain on sale, net	(7,259)	(16,719)	(7,259)	(16,719)
Adjusted EBITDA from discontinued operations	$1,335	$5,643	$2,155	$14,640

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Hotel Portfolio Composition
The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	2012 Hotel Operating Revenue (in thousands)	2012 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	20	5,433	$256,200	$78,381
Wyndham and Wyndham Grand(b)	8	2,526	120,354	37,957
Renaissance and Marriott	3	1,321	111,976	17,911
DoubleTree by Hilton and Hilton	5	1,206	56,071	16,705
Sheraton and Westin	4	1,604	68,369	14,539
Fairmont	1	383	41,255	4,286
Holiday Inn	2	968	40,512	4,218
Morgans and Royalton	2	282	32,129	3,457
Core hotels	45	13,723	726,866	177,454
Non-strategic hotels	18	4,661	164,498	44,071
Same-store hotels	63	18,384	$891,364	$221,525

Market
San Francisco area	4	1,637	$99,659	$21,034
Los Angeles area	3	677	33,287	13,759
South Florida	3	923	47,298	13,255
Boston	3	916	68,121	12,125
New York area	4	817	57,052	9,732
Myrtle Beach	2	640	36,973	9,428
Atlanta	3	952	35,410	9,229
Philadelphia	2	728	36,122	8,882
Tampa	1	361	45,152	7,956
San Diego	1	600	26,445	6,688
Other markets	19	5,472	241,347	65,366
Core hotels	45	13,723	726,866	177,454
Non-strategic hotels	18	4,661	164,498	44,071
Same-store hotels	63	18,384	$891,364	$221,525

Location
Urban	17	5,305	$316,354	$74,439
Resort	10	2,928	183,807	41,472
Airport	9	2,957	126,906	33,739
Suburban	9	2,533	99,799	27,804
Core hotels	45	13,723	726,866	177,454
Non-strategic hotels	18	4,661	164,498	44,071
Same-store hotels	63	18,384	$891,364	$221,525

(a)	Hotel EBITDA is more fully described on page 26.

(b)	These hotels converted from Holiday Inn on March 1, 2013.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

The following tables set forth occupancy, ADR and RevPAR for the three and six months ended June 30, 2013 and 2012, and the percentage changes therein for the periods presented, for our same-store Consolidated Hotels included in continuing operations.
Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	78.5	78.6	(0.2)	75.8	76.3	(0.7)
Renaissance and Marriott	73.2	72.1	1.6	74.0	72.8	1.7
DoubleTree by Hilton and Hilton	76.9	74.7	3.0	69.2	68.8	0.6
Sheraton and Westin	69.7	70.9	(1.6)	66.6	64.2	3.7
Fairmont	80.3	76.3	5.2	70.4	52.0	35.3
Holiday Inn	88.3	81.0	9.0	78.4	70.7	10.8
Morgans and Royalton	89.4	88.0	1.6	85.3	82.0	4.0
Comparable core hotels (37)	77.6	76.7	1.2	73.8	72.2	2.3
Non-strategic hotels (18)	78.0	75.2	3.7	74.8	73.4	2.0
Comparable hotels (55)	77.7	76.3	1.9	74.1	72.5	2.2
Wyndham and Wyndham Grand(a)	71.2	82.1	(13.2)	67.4	76.9	(12.3)
Same-store hotels (63)	76.8	77.1	(0.3)	73.2	73.1	0.1
	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	146.80	143.36	2.4	149.91	144.90	3.5
Renaissance and Marriott	214.91	198.38	8.3	218.02	204.53	6.6
DoubleTree by Hilton and Hilton	148.39	140.78	5.4	147.76	137.27	7.6
Sheraton and Westin	122.30	118.13	3.5	115.59	111.01	4.1
Fairmont	313.17	312.75	0.1	273.98	286.27	(4.3)
Holiday Inn	138.09	127.93	7.9	126.97	120.24	5.6
Morgans and Royalton	336.33	318.31	5.7	300.28	286.60	4.8
Comparable core hotels (37)	161.92	154.90	4.5	159.74	151.86	5.2
Non-strategic hotels (18)	119.38	117.63	1.5	118.78	117.31	1.3
Comparable hotels (55)	149.38	144.03	3.7	147.61	141.52	4.3
Wyndham and Wyndham Grand(a)	148.81	155.56	(4.3)	144.36	145.14	(0.5)
Same-store hotels (63)	149.31	145.73	2.5	147.19	142.05	3.6
	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	115.19	112.75	2.2	113.65	110.60	2.8
Renaissance and Marriott	157.39	142.95	10.1	161.40	148.88	8.4
DoubleTree by Hilton and Hilton	114.13	105.12	8.6	102.22	94.42	8.3
Sheraton and Westin	85.29	83.72	1.9	76.94	71.29	7.9
Fairmont	251.44	238.79	5.3	192.81	148.87	29.5
Holiday Inn	121.92	103.58	17.7	99.53	85.05	17.0
Morgans and Royalton	300.74	280.12	7.4	256.00	234.95	9.0
Comparable core hotels (37)	125.68	118.85	5.7	117.95	109.62	7.6
Non-strategic hotels (18)	93.13	88.51	5.2	88.86	86.07	3.2
Comparable hotels (55)	116.12	109.88	5.7	109.41	102.65	6.6
Wyndham and Wyndham Grand(a)	105.95	127.67	(17.0)	97.27	111.55	(12.8)
Same-store hotels (63)	114.72	112.34	2.1	107.74	103.88	3.7
(a)    These hotels converted from Holiday Inn on March 1, 2013.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	87.4	83.7	4.5	81.2	78.7	3.2
Los Angeles area	80.7	81.1	(0.6)	74.5	80.9	(8.0)
South Florida	79.3	76.9	3.2	85.0	81.5	4.4
Boston	79.9	76.6	4.3	71.5	59.7	19.7
New York area	84.8	83.7	1.4	77.8	76.0	2.4
Myrtle Beach	75.7	74.3	1.9	56.5	58.6	(3.5)
Atlanta	73.3	77.5	(5.3)	73.9	74.7	(1.2)
Philadelphia	79.0	79.0	—	66.1	59.7	10.7
Tampa	81.8	86.0	(4.8)	82.8	85.2	(2.8)
Other markets	72.3	71.5	1.0	70.6	69.2	2.1
Comparable core hotels (37)	77.6	76.7	1.2	73.8	72.2	2.3
	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	182.98	166.10	10.2	173.76	161.38	7.7
Los Angeles area	141.67	137.24	3.2	139.22	131.81	5.6
South Florida	134.39	137.36	(2.2)	164.33	162.07	1.4
Boston	251.75	249.28	1.0	224.95	221.86	1.4
New York area	223.10	212.20	5.1	210.12	200.73	4.7
Myrtle Beach	162.69	158.37	2.7	145.28	139.29	4.3
Atlanta	113.40	107.12	5.9	113.45	108.91	4.2
Philadelphia	182.05	179.46	1.4	170.15	167.72	1.4
Tampa	182.67	181.15	0.8	199.34	191.09	4.3
Other markets	140.96	135.67	3.9	143.07	136.39	4.9
Comparable core hotels (37)	161.92	154.90	4.5	159.74	151.86	5.2
	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	159.95	138.97	15.1	141.14	127.05	11.1
Los Angeles area	114.30	111.34	2.7	103.66	106.70	(2.8)
South Florida	106.63	105.64	0.9	139.74	132.04	5.8
Boston	201.17	191.05	5.3	160.81	132.45	21.4
New York area	189.28	177.59	6.6	163.49	152.50	7.2
Myrtle Beach	123.19	117.65	4.7	82.16	81.60	0.7
Atlanta	83.16	82.99	0.2	83.80	81.41	2.9
Philadelphia	143.82	141.84	1.4	112.41	100.13	12.3
Tampa	149.46	155.73	(4.0)	165.02	162.76	1.4
Other markets	101.85	97.02	5.0	101.04	94.38	7.1
Comparable core hotels (37)	125.68	118.85	5.7	117.95	109.62	7.6

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Comparable core hotels (37)	75.5	66.2	70.0	77.6
Non-strategic hotels (18)	72.5	67.7	71.6	78.0
Comparable hotels (55)	74.6	66.6	70.5	77.7
Wyndham and Wyndham Grand (8)(a)	81.1	69.7	63.6	71.2
Same-store hotels (63)	75.5	67.0	69.5	76.8

	ADR ($)
	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Comparable core hotels (37)	154.53	154.64	157.30	161.92
Non-strategic hotels (18)	119.48	116.89	118.12	119.38
Comparable hotels (55)	144.44	143.56	145.64	149.38
Wyndham and Wyndham Grand (8)(a)	149.07	143.45	139.38	148.81
Same-store hotels (63)	145.13	143.55	144.85	149.31

	RevPAR ($)
	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Comparable core hotels (37)	116.60	102.36	110.15	125.68
Non-strategic hotels (18)	86.64	79.16	84.56	93.13
Comparable hotels (55)	107.73	95.66	102.65	116.12
Wyndham and Wyndham Grand (8)(a)	120.90	99.92	88.60	105.95
Same-store hotels (63)	109.55	96.24	100.70	114.72
(a)    These hotels converted from Holiday Inn on March 1, 2013.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended June 30,
	2013			2012
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$(22,795)			$12,028
Noncontrolling interests	4,112			(159)
Preferred dividends	(9,678)			(9,678)
Net income (loss) attributable to FelCor common stockholders	(28,361)			2,191
Less: Undistributed earnings allocated to unvested restricted stock	—			(10)
Numerator for basic and diluted income (loss) available to common stockholders	(28,361)	123,814	$(0.23)	2,181	123,638	$0.02
Depreciation and amortization	31,132	—	0.25	29,773	—	0.24
Depreciation, discontinued operations and unconsolidated entities	3,214	—	0.03	4,844	—	0.04
Impairment loss, net of non-controlling interests in other partnerships	23,647	—	0.19	—	—	—
Impairment loss, discontinued operations	—	—	—	1,335	—	0.01
Gain on sale of hotels, net	(7,259)	—	(0.06)	(16,719)	—	(0.14)
Noncontrolling interests in FelCor LP	(140)	621	—	11	628	—
Undistributed earnings allocated to unvested restricted stock	—	—	—	10	—	—
Conversion of unvested restricted stock	—	792	—	—	278	—
FFO	22,233	125,227	0.18	21,435	124,544	0.17
Acquisition costs	—	—	—	59	—	—
Debt extinguishment, including discontinued operations	—	—	—	805	—	0.01
Severance costs	2,791	—	0.02	—	—	—
Conversion expenses	587	—	0.01	—	—	—
Variable stock compensation	121	—	—	—	—	—
Pre-opening costs, net of noncontrolling interests	322	—	—	43	—	—
Adjusted FFO	$26,054	125,227	$0.21	$22,342	124,544	$0.18

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Six Months Ended June 30,
	2013			2012
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(49,400)			$(16,833)
Noncontrolling interests	4,532			239
Preferred dividends	(19,356)			(19,356)
Net loss attributable to FelCor common stockholders	(64,224)	123,814	$(0.52)	(35,950)	123,651	$(0.29)
Depreciation and amortization	62,146	—	0.50	59,310	—	0.48
Depreciation, discontinued operations and unconsolidated entities	6,478	—	0.05	11,136	—	0.09
Impairment loss, net of non-controlling interests in other partnerships	23,647	—	0.19	—	—	—
Impairment loss, discontinued operations	—	—	—	1,335	—	0.01
Gain on sale of hotels, net	(7,259)	—	(0.06)	(16,719)	—	(0.14)
Noncontrolling interests in FelCor LP	(320)	621	—	(185)	632	—
Conversion of unvested restricted stock	—	565	—	—	233	—
FFO	20,468	125,000	0.16	18,927	124,516	0.15
Acquisition costs	23	—	—	97	—	—
Debt extinguishment, including discontinued operations	—	—	—	812	—	0.01
Severance costs	2,791	—	0.02	380	—	—
Conversion expenses	1,215	—	0.01	—	—	—
Variable stock compensation	223	—	—	—	—	—
Pre-opening costs, net of noncontrolling interests	563	—	0.01	43	—	—
Adjusted FFO	$25,283	125,000	$0.20	$20,259	124,516	$0.16

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-Store Adjusted EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss)	$(22,795)	$12,028	$(49,400)	$(16,833)
Depreciation and amortization	31,132	29,773	62,146	59,310
Depreciation, discontinued operations and unconsolidated entities	3,214	4,844	6,478	11,136
Interest expense	26,596	30,968	53,102	61,411
Interest expense, discontinued operations and unconsolidated entities	680	1,943	1,352	3,987
Noncontrolling interests in other partnerships	3,972	(148)	4,212	54
EBITDA	42,799	79,408	77,890	119,065
Impairment loss, net of noncontrolling interests in other partnerships	23,647	—	23,647	—
Impairment loss, discontinued operations	—	1,335	—	1,335
Debt extinguishment, including discontinued operations	—	805	—	812
Acquisition costs	—	59	23	97
Gain on sale of hotels, net	(7,259)	(16,719)	(7,259)	(16,719)
Amortization of fixed stock and directors’ compensation	1,572	1,242	3,150	2,538
Severance costs	2,791	—	2,791	380
Conversion expenses	587	—	1,215	—
Variable stock compensation	121	—	223	—
Pre-opening costs, net of noncontrolling interests	322	43	563	43
Adjusted EBITDA	64,580	66,173	102,243	107,551
Adjusted EBITDA from discontinued operations	(1,335)	(5,643)	(2,155)	(14,640)
Same-store Adjusted EBITDA	$63,245	$60,530	$100,088	$92,911

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Same-store operating revenue:
Room	$191,982	$186,906	$359,293	$345,656
Food and beverage	43,397	38,632	81,367	72,974
Other operating departments	12,598	14,595	23,982	25,591
Same-store operating revenue	247,977	240,133	464,642	444,221
Same-store operating expense:
Room	49,363	47,694	96,091	91,853
Food and beverage	32,610	29,799	63,655	57,732
Other operating departments	6,038	5,843	11,470	11,240
Other property related costs	62,650	60,699	124,648	120,059
Management and franchise fees	9,315	11,254	18,845	20,898
Taxes, insurance and lease expense	15,119	15,120	29,969	29,326
Same-store operating expense	175,095	170,409	344,678	331,108
Hotel EBITDA	$72,882	$69,724	$119,964	$113,113
Hotel EBITDA Margin	29.4%	29.0%	25.8%	25.5%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Hotel EBITDA - Comparable core (37)	$47,988	$44,745	$79,841	$71,158
Hotel EBITDA - Non-strategic (18)	13,694	12,216	23,835	22,770
Hotel EBITDA - Comparable (55)	61,682	56,961	103,676	93,928
Hotel EBITDA - Wyndham (8)	11,200	12,763	16,288	19,185
Hotel EBITDA (63)	$72,882	$69,724	$119,964	$113,113

Hotel EBITDA Margin - Comparable core (37)	27.6%	27.4%	24.5%	23.6%
Hotel EBITDA Margin - Non-strategic (18)	30.4%	28.7%	27.8%	27.3%
Hotel EBITDA Margin - Comparable (55)	28.2%	27.6%	25.2%	24.4%
Hotel EBITDA Margin - Wyndham (8)	38.7%	37.5%	30.8%	32.1%
Hotel EBITDA Margin (63)	29.4%	29.0%	25.8%	25.5%

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income (Loss)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Same-store operating revenue	$247,977	$240,133	$464,642	$444,221
Other revenue	1,050	956	1,449	1,231
Total revenue	249,027	241,089	466,091	445,452
Same-store operating expense	175,095	170,409	344,678	331,108
Consolidated hotel lease expense(a)	12,166	11,236	21,723	20,429
Unconsolidated taxes, insurance and lease expense	(2,040)	(1,933)	(3,938)	(3,765)
Corporate expenses	6,694	6,167	14,526	14,379
Depreciation and amortization	31,132	29,773	62,146	59,310
Impairment loss	27,706	—	27,706	—
Conversion expenses	587	—	1,215	—
Other expenses	3,916	800	4,737	1,763
Total operating expense	255,256	216,452	472,793	423,224
Operating income (loss)	$(6,229)	$24,637	$(6,702)	$22,228

(a)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Reconciliation of Forecasted Net Loss attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2013 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor(b)	$(76.5)		$(72.5)
Preferred dividends	(39.0)		(39.0)
Net loss attributable to FelCor common stockholders	(115.5)	$(0.93)	(111.5)	$(0.90)
Depreciation(c)	139.0		141.0
Gain on sale of hotels	(7.0)		(7.0)
Impairment, net of noncontrolling interests in other partnerships	24.0		24.0
FFO	$40.5	$0.32	$46.5	$0.37
Pre-opening and conversion costs	2.0		2.0
Severance costs	3.0		3.0
Adjusted FFO	$45.5	$0.36	$51.5	$0.41

Net loss attributable to FelCor(b)	$(76.5)		$(72.5)
Depreciation(c)	139.0		141.0
Interest expense(c)	106.5		107.0
Amortization expense	6.0		6.0
EBITDA	175.0		181.5
Gain on sale of hotels	(7.0)		(7.0)
Impairment, net of noncontrolling interests in other partnerships	24.0		24.0
Pre-opening and conversion costs	2.0		2.0
Severance costs	3.0		3.0
Adjusted EBITDA	$197.0		$203.5

(a)	Weighted average shares are 125.0 million.

(b)	For guidance, we have assumed no gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

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Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

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Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

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Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation. While this amortization is included in corporate expenses and is not separately stated on our statement of operations, excluding this amortization is consistent with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making.  Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Second Quarter 2013 Operating Results
August 1, 2013

Use and Limitations of Non-GAAP Measures
Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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